EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NASTECH PHARMACEUTICAL COMPANY INC. FILES SHELF REGISTRATION STATEMENT

BOTHELL, Wash., December 18, 2003 – Nastech Pharmaceutical Company Inc. (Nasdaq: NSTK), a leader in drug delivery technology, announced today that it has filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (SEC), pursuant to which the Company may issue common stock and warrants from time to time, up to an aggregate of $30 million. The terms of any future offering would be established at the time of the offering. The shelf registration statement, when declared effective by the SEC, would enable the Company to raise funds from the offering of any individual security covered by the shelf registration statement, as well as any combination thereof, from time to time and through one or more methods of distribution, subject to market conditions and the Company’s capital needs. The Company plans to use the proceeds from any offering under the registration statement for general corporate purposes, including financing its clinical development and research programs.

“While we have no current plans to issue securities, the shelf registration is a practical and efficient way to take advantage of favorable market conditions in the future,” stated Greg Weaver, Chief Financial Officer of Nastech.

This press release is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the prospectus included in the registration statement may be obtained at the SEC’s website at www.sec.gov, or through the Investor Relations section of the Nastech website at www.Nastech.com.

ABOUT NASTECH
Nastech Pharmaceutical Company Inc. is a leader in drug delivery. The Company is developing a platform technology for delivering both small and large molecule drugs by nasal administration. Intranasal drug delivery may lead to greater drug efficacy, speed of action, safety, and patient compliance. Nastech has a diverse product portfolio across multiple therapeutic areas, including products targeted for the treatment of male and female sexual dysfunction, obesity, pain management, osteoporosis, cancer, hepatic illnesses, growth deficiency, and multiple sclerosis. Additional information about Nastech is available at http://www.Nastech.com/.

NASTECH SAFE HARBOR STATEMENT
Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement made by the Company. These factors include, but are not limited to: (i) the Company’s ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company’s ability to obtain required governmental approvals, including product and patent approvals; (iii) the Company’s ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (iv) the Company’s ability to develop and commercialize its products before its competitors. In addition, significant fluctuations in quarterly results may occur as a result of varying milestone payments and the timing of costs and expenses related to the Company’s research and development program. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities or other applicable laws.

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Contact:

Matthew D. Haines	Burns McClellan
Director, Corporate Communications	Aline Schimmel (Investors)
(212) 297-6198	Kathy Jones, Ph.D. (Media)
mhaines@nastech.com	212-213-0006